Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-180781 and 333-173185) and Registration Statements on Form S-8 (Nos. 333-177004, 333-160527, 333-155441 and 333-148299) of SandRidge Energy, Inc. of our report dated August 10, 2012 relating to the statements of revenues and direct operating expenses of the Hunt Acquisition Properties, which appear in this Current Report on Form 8-K.

/s/ HEIN & ASSOCIATES LLP HEIN & ASSOCIATES LLP Houston, Texas August 31, 2012